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                                                   Exhibit 99.1

                            STOCK EXCHANGE AGREEMENT

                                  By and Among

                DUNN COMPUTER CORPORATION, a Delaware Corporation

                                       and

                                 THOMAS P. DUNNE

                                       and

                                  JOHN VAZZANA

                                       and

                                  CLAUDIA DUNNE

                                       and

                DUNN COMPUTER CORPORATION, a Virginia Corporation

                                 January 6, 1997






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                            STOCK EXCHANGE AGREEMENT

    STOCK EXCHANGE AGREEMENT (the "Agreement") dated as of January 6, 1997, by and among;

    DUNN COMPUTER CORPORATION, a Delaware corporation with its principal place of business at 1306 Squire Ct., Sterling, Virginia 20166 ("Dunn Delaware");

                                       and

    THOMAS P. DUNNE, an individual with his principal residence at 10856 Patowmack Drive, Great Falls, Virginia;

    JOHN VAZZANA, as individual with his principal residence at 39470 Charlestown Pike, Hamilton, Virginia;

                                       and

    CLAUDIA DUNNE, an individual with her principal residence at 10856 Patowmack Drive, Great Falls, Virginia;

(Thomas P. Dunne, John Vazzana and Claudia Dunne are collectively referred to herein as the "Shareholders")

                                       and

    DUNN COMPUTER CORPORATION, a Virginia corporation with its principal place of business at 1306 Squire Ct., Sterling, Virginia 20166 ("Dunn Virginia");

                                   WITNESSETH

    WHEREAS, Shareholders own 1,429 shares of common stock (the "Dunn Virginia Shares") of Dunn Virginia, representing all of the issued and outstanding common stock thereof; and

    WHEREAS, Dunn Delaware has been authorized to exchange Four Million (4,000,000) shares of its common stock (the "Dunn Delaware Shares") for the Dunn Virginia Shares (the Four Million shares being determined based on an exchange rate of 2,799.160251 shares of Dunn Delaware common stock for each share of Dunn Virginia common stock); and

    WHEREAS, Shareholders desire to exchange, and Dunn Delaware desires to exchange, at the Closing, the Dunn Virginia Shares for the Dunn Delaware Shares, on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the premises and of the agreements set forth below, the parties hereto agree to the following:


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                              I. EXCHANGE OF SHARES

    A. Shares to be Exchanged. At the Closing and upon the terms and subject to the conditions of this Agreement, and upon the representations, warranties and covenants herein made, Shareholders agree to assign, transfer, convey and deliver to Dunn Delaware the Dunn Virginia Shares, and Dunn Delaware agrees to assign, transfer, convey and deliver to the Shareholders, pro rata with the ownership of the Dunn Virginia Shares, the Dunn Delaware Shares, all such shares being free and clear of all liens, pledges, security interests, options, claims, charges and encumbrances of any kind whatsoever, together with all rights now and hereafter attaching thereto.

    B. Deliver of Dunn Virginia Shares and the Dunn Delaware.

       At the Closing (as hereinafter defined):

         1. Shareholders shall transfer the Dunn Virginia Shares to Dunn Delaware by delivering to Dunn Delaware, or its designee, the original stock certificates representing ownership of Dunn Virginia Shares, such Shares being properly endorsed for transfer or accompanied by a stock power executed in blank, at which time ownership of the Dunn Virginia Shares will pass.

         2. Dunn Delaware shall transfer the Dunn Delaware Shares to the Shareholders by delivering to the Shareholders, or their designee, the original stock certificates representing ownership of Dunn Delaware Shares, such share exchange having been duly authorized by the board of directors of Dunn Delaware, at which time ownership of the Dunn Delaware Shares will pass.

    C. Closing. The closing of the Exchange of the Dunn Virginia Shares and the Dunn Delaware Shares (the "Closing") will take place upon the execution of this Agreement on the date hereof (the "Closing Date").

                       II. REPRESENTATIONS AND WARRANTIES

    A. Representations and Warranties of Dunn Virginia and the Shareholders. Dunn Virginia and the Shareholders hereby represent and warrant to Dunn Delaware as follows, and acknowledge and confirm that Dunn Delaware is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Dunn Delaware or on its behalf, which shall be true as of the Closing and shall survive the Closing:

         1. Dunn Virginia and the Shareholders represent and warrant that Dunn Virginia is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

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         2. The Shareholders have the requisite power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby has been or will be duly authorized by all necessary action on the part of the Shareholders. This Agreement has been duly executed and delivered by the Shareholders, and constitutes a legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms subject as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. The Shareholders are not the subject of, nor the debtor in, any pending, potential or threatened bankruptcy proceeding, voluntary or involuntary, or any similar proceeding, claim or action which could result in such an event. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other party is required to be made or obtained by the Shareholders in order to execute this Agreement or fulfill the obligations provided for hereby.

         3. The issued and outstanding capital stock of Dunn Virginia consists solely of the Dunn Virginia Shares being exchanged by the Shareholders hereby. There are no outstanding securities, options, warrants, agreements or undertakings of any kind with respect to the Dunn Virginia Shares being sold hereby (except for this Agreement) or under which Dunn Virginia would issue or deliver, or cause to be issued or delivered, additional shares of capital stock of Dunn Virginia.

         4. The Dunn Virginia Shares being exchanged hereby are validly issued and outstanding, fully paid and non-assessable, and are owned by the Shareholders free and clear of all security interests, pledges, liens, charges or encumbrances of any kind or nature whatsoever.

         5. There are no legal, administrative or other proceedings or governmental investigations pending or threatened, which, alone or in the aggregate, would materially adversely affect the Shareholders' ownership of the Dunn Virginia Shares. The Shareholders are not party to any agreement or instrument or subject to any judgment, order, regulation, code or ordinance of any court or governmental body or authority, domestic or foreign, which adversely affects, or might reasonably be expected to adversely affect, the Shareholders' ownership of the Dunn Virginia Shares.

    B. Representations and Warranties of Dunn Delaware. Dunn Delaware hereby represents and warrants to the Shareholders as follows, and acknowledges and confirms that the Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the Shareholders or on their behalf:

         1. Dunn Delaware represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. Dunn Delaware represents and warrants that it has the requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporate action on

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the part of Dunn Delaware. This Agreement has been duly executed and delivered by Dunn Delaware and constitutes a legal, valid and binding obligation of Dunn Delaware, enforceable against Dunn Delaware in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Dunn Delaware is not the subject of, or the debtor in, any pending, potential or threatened bankruptcy proceeding, voluntary or involuntary, or any similar proceeding, claim or action which could result in such an event. No consent, approval, order or authorization of, or registration, declaration or filing with any authority or any third party is required to be made or obtained by Dunn Delaware in order to execute this Agreement or fulfill the obligations provided for hereby.

         3. The Dunn Delaware Shares, when issued, shall be validly issued and outstanding, fully paid and non-assessable, and free and clear of all security interests, pledges, liens, charges as encumbrances of any kind or nature whatsoever.

                                 III. COVENANTS

    A. Consents and Notices. Promptly after the date hereof, the shareholders and Dunn Delaware shall use their best efforts to obtain all consents, waivers, approvals and authorizations which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, or to continue in effect, and shall give all notices to third parties required to be given by the Shareholders in contemplation and as a result of the transactions contemplated by this Agreement. The Shareholders shall promptly advise Dunn Delaware of any difficulties encountered in obtaining any such consents, waivers, approvals and authorizations.

    B. Further Assurances and Documents.

         1. At any time and from time to time after the Closing, at Dunn Delaware's request, and without further consideration, the Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and take such actions, as Dunn Delaware may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Dunn Delaware, and to confirm Dunn Delaware's title to, all of the Dunn Virginia Shares, to put Dunn Delaware in actual possession thereof, and to assist in exercising all rights with respect thereto.

         2. At any time and from time to time after the Closing, at Shareholders' request, and without further consideration. Dunn Delaware will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and take such actions, as Shareholders may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Shareholders, and to confirm Shareholders' title to, all of the Dunn Delaware Shares, to put Shareholders in actual possession thereof, and to assist in exercising all rights with respect thereto.

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                               IV. INDEMNIFICATION

    A. Indemnification by the Shareholders and Dunn Delaware. The Shareholders and Dunn Delaware hereby agree to indemnify and hold harmless each other against all losses, liabilities, costs, damages and expenses (including reasonable attorney's fees) incurred by each resulting from, arising out of or connected with:

         1. any damage or deficiency resulting from any breach of the representations and warranties contained in this Agreement or any instrument furnished hereunder, any misrepresentation or omission, breach of warranty, nonfulfillment of any agreement under this Agreement or from any misrepresentation in or omission from any certificate, document or other instrument furnished or to be furnished hereunder;

         2. the nonfulfillment of any agreement or covenant made in this Agreement or in any instrument furnished hereunder or in connection with the Closing.

         3. all actions, suits, proceedings, demands, assessments, judgments, costs (including reasonable attorney's fees) and expenses incident to any of the foregoing.

    B. Claims.

         1. If it shall be determined in accordance with this Section that the Shareholders or Dunn Delaware are required to indemnify the other for any claim, judgment and expenses (including attorneys' fees) relating to any litigation by a court of competent jurisdiction of which the Shareholders or Dunn Delaware have received notice and an opportunity to participate in the defense or as a result of a settlement approved by the Shareholders or Dunn Delaware, the amount of such indemnification shall be paid by the Shareholders or Dunn Delaware from time to time, on demand, for any amounts as to which the indemnity relates.

         2. In the event of a determination of the amount of any indemnification pursuant to this Section, the Shareholders or Dunn Delaware shall give written notice of the existence of any claim by or under this Agreement, and written notice of the amount of loss or damage relating to any such claim within sixty
(60) days after the Shareholders or Dunn Delaware has actual notice thereof in the case of any claim made by a third party of which the Shareholders or Dunn Delaware has actual notice thereof before settling any claim for which it expects to be reimbursed in whole or in part, and the Shareholders or Dunn Delaware shall give the other the right to participate in the defense of any such claim at their own expense.

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                              V. GENERAL PROVISIONS

    A. Entire Agreement. This Agreement, and any agreements specifically referred to herein, constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

    B. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation conducted or notice or knowledge obtain by or on behalf of any party hereto, each representation and warranty in this Agreement and in the Exhibits and certificates delivered pursuant to this Agreement and each agreement or covenant in this Agreement which does not by its own terms expire on or prior to the Closing, shall survive the Closing without limitation as to time.

    C. Descriptive Headings. Descriptive headings used in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

    D. Notices. All notices or other communications which are required or permitted hereunder, shall be in writing and shall be sufficient if delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier, or faxed (but then confirmed by mailing of the original by registered or certified mail, or overnight courier) at the following addresses or as the appropriate party may advise each other hereto in writing:

                           To Dunn Delaware:

                                Dunn Computer Corporation
                                1306 Squire Court
                                Sterling, Virginia  20166

                                Attention: Thomas P. Dunne

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                         With a copy to:

                                GERSTEN, SAVAGE, KAPLOWITZ, FREDERICKS &
                                 CURTIN,  LLP
                                101 East 52nd Street, 9th Floor
                                New York, New York 10022

                                Attention: Arthur S. Marcus

                         To the Shareholders:

                                THOMAS P. DUNNE
                                10856 Patowmack Drive
                                Great Falls, Virginia

                                JOHN VAZZANA
                                39470 Charlestown Pike
                                Hamilton, Virginia

                                CLAUDIA DUNNE
                                10856 Patowmack Drive
                                Great Falls, Virginia

    E. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

    F. Binding Nature; Assignment. This Agreement is binding upon, and inures to the benefit of the parties hereto and their respective heirs, successors and assigns, only. There are no third party beneficiaries to this Agreement. This Agreement may not be assigned by the Shareholders or Dunn Delaware without the prior written consent of the Shareholders or Dunn Delaware.

    G. Exhibits and Documentation. All Exhibits annexed hereto and all documentation referred to herein are incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any documentation herein or Exhibit hereto shall be deemed also to have been disclosed on any other applicable documentation referred to herein and/or Exhibit hereto, as the case may be.

    H. Expenses. The Shareholders and Dunn Delaware shall each be responsible for their respective expenses in connection with the transaction contemplated hereby, including but not limited to attorneys fees.

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    I. Waivers and Amendments. Any waiver of any term or condition of this
Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

    J. Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

    K. Governing Law. This Agreement shall be governed by, and constituted to accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                DUNN COMPUTER CORPORATION, a Delaware
                                  Corporation

                                /s/ Thomas P. Dunne
                                -----------------------
                                By: Thomas P. Dunne

                                Title: President

                                /s/ Thomas P. Dunne
                                -----------------------
                                THOMAS P. DUNNE

                                /s/ John Vazzana
                                -----------------------
                                JOHN VAZZANA

                                /s/ Claudia Dunne
                                -----------------------
                                CLAUDIA DUNNE

                                DUNN COMPUTER CORPORATION, a Delaware
                                 Corporation

                                /s/ Thomas P. Dunne
                                -----------------------
                                By: Thomas P. Dunne

                                Title: President

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